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                                 EXHIBIT 99(G)
        THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF THE
         REGISTRANT AS OF DECEMBER 31, 2003 AND THE UNAUDITED PRO FORMA
             CONDENSED COMBINED INCOME STATEMENT OF THE REGISTRANT
                     FOR THE YEAR-ENDED DECEMBER 31, 2003.





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                     WHITE MOUNTAINS INSURANCE GROUP, LTD.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


                           INTRODUCTION AND OVERVIEW


On April 16, 2004, White Mountains Insurance Group, Ltd. (the "Company", collectively with its subsidiaries "White Mountains") completed its acquisition (the "Acquisition") of Sirius Insurance Holding Sweden AB and its subsidiaries, including Sirius International Insurance Corporation, Sirius America
Insurance Company and Scandinavian Reinsurance Company, Ltd. ("Sirius") from ABB Ltd. for cash of SEK 3.33 billion (approximately $435.0 million based upon the foreign exchange spot rate at the date of acquisition) and also incurred expenses of $10.5 million in connection with the Acquisition.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined income statement of White Mountains for the year ended December 31, 2003 presents results for White Mountains as if the acquisition of Sirius and certain transactions and adjustments related to the acquisition had occurred as of January 1, 2003. The accompanying unaudited pro forma condensed combined balance sheet of White Mountains as of December 31, 2003 presents White Mountains' financial position as if the acquisition of Sirius had occurred on December 31, 2003.

The Acquisition will be accounted for by the purchase method of accounting and, therefore, the assets and liabilities of Sirius will be recorded at their fair values at April 16, 2004. The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma financial information does not purport to represent what White Mountains' financial position or results of operations actually would have been had the Acquisition in fact occurred as of the dates indicated, or to project White Mountains' financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and assumptions that the Company currently believes are reasonable under the circumstances and that are considered to be material to the overall pro forma presentation. The unaudited pro forma financial information should be read in conjunction with White Mountains' Annual Report on Form 10-K for the year ended December 31, 2003 and Sirius' audited consolidated financial statements for the year ended December 31, 2003, which are enclosed herein as Exhibit 99(f).


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The Acquisition will be accounted for by the purchase method of accounting in accordance with the treatment of a purchase business combination under Statement of Financial Accounting Standards No. 141 (FAS 141) Business Combinations, and, therefore, the assets and liabilities of Sirius will be recorded at their estimated fair values at April 16, 2004. The preliminary adjustments to record the assets and liabilities of Sirius to their estimated fair values and to allocate the excess of such estimated fair values of the net assets acquired over the purchase price follow. Such values were determined using management's best estimate. The purchase price reflected in the pro forma financial statements is based upon the foreign exchange spot rate at December 31, 2003 of
7.20 and does not include interest expense accrued from January 1, 2004 through April 16, 2004 of $3.9 million.

The following table presents the extraordinary gain as if the acquisition of Sirius had occurred on December 31, 2003:


DETERMINATION OF PURCHASE PRICE (IN MILLIONS)

Total purchase price (based on the exchange spot rate at December 31, 2003)     $     458.2

Expenses incurred in connection with the Acquisition                                   10.5
                                                                                -----------
Total purchase price and transaction expenses                                   $     468.7
                                                                                ===========

ALLOCATION OF PURCHASE PRICE

Net book value of Sirius at December 31, 2003                                   $     557.9

Total purchase price and transaction expenses                                        (468.7)

    Adjustments to reflect the estimated fair value of assets and liabilities assumed:

        Loss and loss adjustment expense reserves                                      58.0

        Amounts recorded in other assets:
             Goodwill                                                                 (72.2)
        Amounts recorded in other liabilities:
             Recognition of liabilities in connection with the Acquisition             (9.0)

    Adjustment to reduce the carrying value of noncurrent, non-financial assets:

        Amounts recorded in other assets:
             Property, plant and equipment                                             (9.0)
                                                                                -----------

PRO FORMA EXTRAORDINARY GAIN AT DECEMBER 31, 2003                               $      57.0
                                                                                ===========


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                     WHITE MOUNTAINS INSURANCE GROUP, LTD.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 2003
                            (IN MILLIONS OF DOLLARS)

                                                         White                               Pro Forma                Pro Forma
                                                        Mountains            Sirius         Adjustments   Notes        Combined
                                                      ------------         ---------       ------------  -------     ------------
ASSETS

    Total investments and cash                         $   8,637.4         $ 1,931.0       $   (468.7)      [a]       $ 10,099.7

    Reinsurance recoverable on paid and
        unpaid losses                                      3,595.5             292.2                                     3,887.7

    Insurance and reinsurance premiums receivable            779.0             177.4                                       956.4

    Deferred acquisition costs                               233.6              26.3                                       259.9

    Deferred tax asset                                       260.0                 -                                       260.0

    Other assets                                           1,465.5           1,096.0            (72.2)      [b]
                                                                                                 (9.0)      [e]          2,480.3
                                                      ------------         ---------       ------------              ------------
        TOTAL ASSETS                                   $  14,971.0         $ 3,522.9        $  (549.9)                $ 17,944.0
                                                      ============         =========       ============              ============

LIABILITIES

    Loss and loss adjustment expense reserves          $   7,728.2         $ 2,259.7        $   (58.0)      [c]       $  9,929.9

    Unearned insurance and reinsurance premiums            1,409.4             223.6                                     1,633.0

    Debt                                                     743.0               1.3                                       744.3

    Deferred tax liabilites                                      -             288.1                                       288.1

    Preferred stock subject to mandatory redemption          194.5                 -                                       194.5

    Other liabilities                                      1,916.7             192.3              9.0       [d]          2,118.0

                                                      ------------         ---------       ------------              ------------

        TOTAL LIABILITIES                                 11,991.8           2,965.0            (49.0)                  14,907.8
                                                      ------------         ---------       ------------              ------------

SHAREHOLDERS' EQUITY                                       2,979.2             557.9            (500.9)                  3,036.2

                                                      ------------         ---------       ------------              ------------
        TOTAL SHAREHOLDERS' EQUITY                         2,979.2             557.9            (500.9)                  3,036.2



        TOTAL LIABILITIES AND COMMON
             SHAREHOLDERS' EQUITY                      $  14,971.0         $ 3,522.9         $  (549.9)               $ 17,944.0
                                                      ============         =========       ============              ============


Fully converted tangible book value
    per share (Note h)                                 $    291.27                                                    $   296.56

Book value per share (Note h)                          $    293.15                                                    $   298.44


See the accompanying notes to the unaudited pro forma condensed combined financial statements.


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                     WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003
            (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                        White                               Pro Forma                Pro Forma
                                                       Mountains            Sirius         Adjustments   Notes        Combined
                                                      -----------         ---------       ------------  -------     ------------
REVENUES
    Earned insurance and reinsurance premiums          $ 3,137.7           $ 512.9          $       -                $  3,650.6

    Net investment income                                  290.9              99.6               (4.7)     [a]            385.8

    Net realized investment gains                          162.6              11.5              (17.6)     [f]            156.5

    Net unrealized investment gains                            -              46.4              (46.4)     [g]                -

    Other revenues                                         215.4                 -                  -                     215.4
                                                      -----------         ---------       ------------              ------------

TOTAL REVENUES                                           3,806.6             670.4              (68.7)                  4,408.3

EXPENSES

    Losses and loss adjustment expenses                  2,138.1             437.6               10.4      [c]          2,586.1

    Insurance and reinsurance acquisition expenses         611.6             102.0                  -                     713.6

    Other underwriting expenses                            363.3                 -                  -                     363.3

    General and administrative expenses                    201.8              54.6               (2.0)     [e]            254.4

    Other expenses                                         119.5               3.3                  -                     122.8
                                                      -----------         ---------       ------------              ------------

TOTAL EXPENSES                                           3,434.3             597.5                8.4                   4,040.2
                                                      -----------         ---------       ------------              ------------

PRETAX EARNINGS (LOSS)                                     372.3              72.9              (77.1)                    368.1

    Income tax benefit (provision)                        (127.6)            (30.4)              13.0      [g]
                                                                                                  3.0      [f]           (142.0)

    Accretion and dividends on mandatorily
        redeemable preferred stock                         (21.5)                -                  -                     (21.5)

    Equity in earnings of unconsolidated affiliates         57.4                 -                  -                      57.4
                                                      -----------         ---------       ------------              ------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS          $    280.6           $  42.5         $    (61.1)               $     262.0
                                                      ===========         =========       ============              ============

Earnings per Common Share (Note i):

Average Common Shares used in computing basic
    earnings per share                                 8,725,217                                                       8,725,217

Basic earnings per Common Share                       $    26.48                                                     $     24.35

Average Common Shares used in computing diluted
    earnings per share                                 9,668,732                                                       9,668,732

Diluted earnings per Common Share                     $    23.63                                                     $     21.71


See the accompanying notes to the unaudited pro forma condensed combined financial statements.

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                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

The following pro forma purchase accounting adjustments were undertaken to reflect Sirius' assets and liabilities purchased by the Company at their estimated fair values.

[a]  INVESTMENT INCOME
     The Company paid $458.2 million in cash to ABB Ltd. and incurred $10.5 million of expenses (total purchase price of $468.7 MILLION) in connection with the Acquisition. The Company estimates that it earned
     $4.7 MILLION, for the period ended December 31, 2003 on such balances which were held in short-term investments. The yield of 1% approximates the Company's pre-tax yield on its short-term investment portfolio during the period.

ADJUSTMENTS TO REFLECT THE ESTIMATED FAIR VALUE OF ASSETS AND
LIABILITIES ASSUMED - NOTES [b], [c], AND [d]:

[b]  GOODWILL
     In accordance with FAS 141, the pro forma financials reflect a reduction to other assets of $72.2 MILLION representing the elimination of pre-existing goodwill as of the balance sheet date.

[c]  LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES
     The estimated fair values of Sirius' loss and loss adjustment expense reserves were based on the present value of their expected cash flows with consideration for the uncertainty inherent in both the timing of, and the ultimate amount of future payments for losses. In estimating the fair value of such items, management adjusted Sirius' nominal loss reserves and discounted them to their present value assuming a 5.6% discount rate, which reflected the appropriate risk-free or guaranteed discount rate applicable, underlying the nominal reserves. The series of future cash flows related to such loss payments were actuarially developed using Sirius' historical loss data. The "price" for bearing the uncertainty inherent in Sirius' net loss reserves was assumed to be approximately 12% of the present value of the expected underlying cash flows of the loss reserves, which is believed to be reflective of the cost Sirius would likely incur if it had attempted to obtain reinsurance for the full amount of its net loss and loss adjustment expense reserves with a third party reinsurer. As a result, loss and loss adjustment expense reserves have been reduced by $58.0 MILLION in the December 31, 2003 pro forma balance sheet and will be accreted through an income statement charge over the period that the claims to which such reserves relate are expected to be settled.

     Accretion of loss and loss adjustment expense reserves of $10.4 MILLION recorded on the pro forma income statement for the period ended December 31, 2003 represents the amortization of net loss and loss adjustment expense reserves (which were reduced to their estimated fair value in purchase accounting) to their nominal value over the respective reporting period. The accretion recorded during the period assumes that approximately 18% of the loss and loss adjustment expense reserves acquired by White Mountains pursuant to the Acquisition are recognized during the first year on an annualized basis based on White Mountains' estimate of when the reserves are expected to be settled. Substantially all of the fair value adjustment to loss and loss adjustment expense reserves related to an entity domiciled in Bermuda. As a result, no income tax benefit or provision was recorded for this transaction.


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[d]  RECOGNITION OF LIABILITIES IN CONNECTION WITH THE ACQUISITION
     The purchase price paid for Sirius was reduced by $9.0 million representing the value of certain net assets which were excluded from the Purchase and Sale Agreement. However, due to the nature of these items, any future collections of such net assets will be received directly by Sirius who, in turn, must remit such amounts to ABB Ltd. As a result, Sirius continues to carry the net assets on its December 31, 2003 balance sheet and has established a corresponding $9.0 MILLION liability to ABB Ltd.

ADJUSTMENTS TO REDUCE THE CARRYING VALUE OF NONCURRENT, NON-FINANCIAL ASSETS - NOTE [e]

[e]  PROPERTY, PLANT AND EQUIPMENT
     After recording all assets and liabilities purchased at their estimated fair values, the excess of acquired net assets over the purchase price has been used to reduce the estimated fair values of all noncurrent, non-financial assets acquired, in accordance with FAS 141. As a result, the pro forma financials reflect a reduction of property, plant and equipment of $9.0 MILLION as well as a reversal of related depreciation expense of $2.0 MILLIOn.

[f]  REALIZED INVESTMENT GAINS
     At January 1, 2003, the fair value of Sirius' fixed maturity investment portfolio exceeded its amortized cost by $17.6 million. In purchase accounting, the fair value at the date of purchase becomes the buyer's cost basis for the investment portfolio. During 2003, Sirius sold substantially its entire fixed maturity investment portfolio that existed at January 1, 2003 which resulted in realized investment gains. Assuming that the Company's acquisition of Sirius occurred at January 1, 2003, and that the Company's cost basis would have been $17.6 million higher as a result of purchase accounting, the historic realized investment gains of $17.6 MILLION and the related tax amount of $3.0 MILLION have been reversed. The tax amount was determined based upon the effective tax rate for the jurisdictions in which the securities were sold.

[g]  UNREALIZED INVESTMENT GAINS
     During 2003 Sirius accounted for their equity investment portfolio as trading securities and, as a result, recognized $46.4 MILLION of unrealized gains along with $13.0 MILLION in related income tax expense through its income statement. The Company has determined that it will account for Sirius' equity investment portfolio as available for sale subsequent to the Acquisition, whereby the change in fair value of the equity investment portfolio will be alternatively recorded as a component of other comprehensive income. Therefore, assuming the Acquisition occurred at January 1, 2003, these unrealized investment gains and the corresponding tax effect have been reversed from the pro forma income statement.

[h]  FULLY CONVERTED TANGIBLE BOOK VALUE PER SHARE
     At December 31, 2003, the Company's book value per common and common equivalent share was $293.15 and its tangible book value per share was $291.27. On a pro forma basis, at December 31, 2003 the Company's book value per common and common equivalent share was $298.44 and its tangible book value per share was $296.56. All of the book value per share computations are based on actual common and common equivalent shares outstanding of 10,781,960 shares at December 31, 2003. Note that the increases in both book value per common and common equivalent share and tangible book value per share is due to the assumed recognition of the $57 million extraordinary gain in connection with the Acquisition.


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[i]  EARNINGS PER COMMON SHARE
     In determining both basic and diluted earnings per Common Share, net income from continuing operations is reduced by dividends on convertible preference shares of the Company of $49.5 million.
     In determining diluted earnings per Common Share, net income from continuing operations is further reduced by $2.5 million resulting from outstanding options and warrants to acquire common shares of an unconsolidated affiliate of the Company. The basic earnings per Common Share computation is determined using the weighted average number of Common Shares outstanding during the period. The diluted earnings per Common Share computation is determined using the weighted average number of Common Shares and dilutive Common Share equivalents outstanding during the period.